As filed with the Securities and Exchange Commission on November 13, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3972986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of Principal Executive Offices) (Zip Code)

COMPASS MINERALS INTERNATIONAL, INC. 2020 INCENTIVE AWARD PLAN
(Full title of the plan)

JEFFREY CATHEY
CHIEF FINANCIAL OFFICER
COMPASS MINERALS INTERNATIONAL, INC.
9900 WEST 109TH STREET, SUITE 100
OVERLAND PARK, KS 66210
(Name and address of agent for service)

(913) 344-9200
(Telephone number, including area code, of agent for service)

Copies to:

BRADD WILLIAMSON
LATHAM & WATKINS LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 3,000,000 shares of common stock of Compass Minerals International, Inc. (the “Company”) issuable under the Compass Minerals International, Inc. 2020 Incentive Award Plan (as amended to date, the “2020 Plan”) as a result of the second amendment to the 2020 Plan, which was approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on March 5, 2024. A Registration Statement on Form S-8 relating to the 2020 Plan is effective.

Incorporation of Documents by Reference.

Except as set forth below, pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Commission (File Nos. 333-238252 and 333-265569), including any amendments thereto, relating to the 2020 Plan, are each incorporated by reference herein.

Item 8. Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. See Exhibit Index below.

Exhibit No.	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of Compass Minerals International, Inc. (incorporated herein by reference to Exhibit 3.1 to Compass Minerals International, Inc.’s Current Report on Form 8-K filed on May 19, 2020).

4.2
By-laws of Compass Minerals International, Inc., amended and restated as of May 16, 2024 (incorporated herein by reference to Exhibit 3.2 to Compass Minerals International, Inc.’s Current Report on Form 8-K filed on May 17, 2024).

5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of Ernst & Young LLP as to Compass Minerals International, Inc.
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
99.1
Compass Minerals International, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to Compass Minerals International, Inc.’s Registration Statement on Form S-8, File No. 333-23852, filed on May 14, 2020).

99.2
First Amendment to the Compass Minerals International, Inc. 2020 Incentive Award Plan. (incorporated by reference to Exhibit 10.1 to Compass Minerals International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022).

99.3*	Second Amendment to the Compass Minerals International, Inc. 2020 Incentive Award Plan.
99.4
2020 Form of Non-Employee Director Award Grant Notice (DSUs) (incorporated by reference to Exhibit 10.2 to Compass Minerals International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020).

99.5
2020 Form of Non-Employee Director Award Grant Notice (RSUs) (incorporated by reference to Exhibit 10.3 to Compass Minerals International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020).

99.6	2020 Form of Stock Option Grant Notice (incorporated by reference to Exhibit 10.5 to Compass Minerals International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020).
99.7	2020 Form of Restricted Stock Unit Grant Notice (incorporated by reference to Exhibit 10.6 to Compass Minerals International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020).
99.8	2021 Form of Restricted Stock Unit Grant Notice (incorporated by reference to Exhibit 10.1 to Compass Minerals International, Inc.’s Current Report on Form 8-K filed on January 5, 2021).
99.9
2020 Form of Performance Stock Unit Grant Notice (rTSR) (incorporated by reference to Exhibit 10.7 to Compass Minerals International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 20, 2020).

99.10
Fiscal 2022 Form of Performance Stock Unit Grant Notice (rTSR) (incorporated by reference to Exhibit 10.42 to the Company’s Transition Report on Form 10-KT for the transition period ended September 30, 2021).

99.11
2021 Form of Performance Stock Unit Grant Notice (EBITDA Growth) (incorporated by reference to Exhibit 10.2 to Compass Minerals International, Inc.’s Current Report on Form 8-K filed on January 5, 2021).

107.1*	Filing Fee Table
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on November 13, 2024.

COMPASS MINERALS INTERNATIONAL, INC.

By:	/s/ Jeffrey Cathey
Jeffrey Cathey
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Compass Minerals International, Inc. hereby constitutes and appoints Edward C. Dowling, Jr., Jeffrey Cathey, and Ashley Ward, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 13, 2024.

Signature	Capacity

/s/ Edward C. Dowling, Jr.	President, Chief Executive Officer and Director
Edward C. Dowling, Jr.	(Principal Executive Officer)

/s/ Jeffrey Cathey	Chief Financial Officer
Jeffrey Cathey	(Principal Financial Officer)

/s/ Ashley Ward	Vice President and Corporate Controller
Ashley Ward	(Principal Accounting Officer)

/s/ Richard P. Dealy	Director
Richard P. Dealy

/s/ Vance O. Holtzman	Director
Vance O. Holtzman

/s/ Gareth T. Joyce	Director
Gareth T. Joyce

/s/ Melissa M. Miller	Director
Melissa M. Miller

/s/ Joseph E. Reece	Director
Joseph E. Reece

/s/ Shane T. Wagnon	Director
Shane T. Wagnon

/s/ Lori A. Walker	Director
Lori A. Walker